EXHIBIT 21.1
TRIARC COMPANIES, INC.
LIST OF SUBSIDIARIES AS OF
December 30, 2007

Subsidiary	State or Jurisdiction Under Which Organized
Triarc Acquisition, LLC (formerly, Arby’s Acquisition, LLC)	Delaware
Arby’s Restaurant Holdings, LLC	Delaware
Triarc Restaurant Holdings, LLC	Delaware
Arby's Restaurant Group, Inc.	Delaware
RTM Acquisition Company, LLC	Georgia
Arby's Restaurant, LLC	Delaware
RTM, LLC	Georgia
RTMSC, LLC	South Carolina
RTM Savannah, LLC.	Georgia
RTM Georgia, LLC	Georgia
Franchise Associates, LLC	Minnesota
ARG Resources, LLC	Georgia
RTM Alabama, LLC	Alabama
RTM Gulf Coast, LLC	Alabama
RTM West, LLC	California
RTM Ventures, LLC	California
RTM Sea-Tac, LLC	Washington
RTM Portland, LLC	Oregon
RTM Indianapolis, LLC	Ohio
RTM Mid-America, LLC	Indiana
Arby's Support Center, LLC	Delaware
Arby's, LLC	Delaware
Arby's of Canada Inc.	Ontario
Arby's IP Holder Trust	Delaware
Sybra, LLC	Michigan
RTM Partners, LLC	Georgia
RTM Development Company, LLC	Delaware
RTM Operating Company, LLC	Delaware
RTM Operating Company of Canada, Inc.	Ontario
ARG Services, Inc.	Colorado
TCMG-MA, LLC	Delaware
Jurl Holdings, LLC(1)	Delaware
RCAC, LLC	Delaware
Madison West Associates Corp.	Delaware
280 BT Holdings LLC(2)	New York
National Propane Corporation(3)	Delaware
NPC Holding Corporation	Delaware
Citrus Acquisition Corporation	Delaware
Adams Packing Association, Inc. (formerly New Adams, Inc.)	Florida
Home Furnishing Acquisition Corporation	Delaware
GVT Holdings, Inc. (4)	Delaware
TXL Corp. (formerly Graniteville Company)	South Carolina
SEPSCO, LLC	Delaware
280 Holdings, LLC	Delaware
Triarc Deerfield Holdings, LLC(5)	Delaware
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(1)  99.7% capital interest owned by Triarc Companies, Inc. ("Triarc").  Certain former members of management of Triarc have been granted an equity interest in Jurl Holdings, LLC ("Jurl") representing in the aggregate a 0.30% capital interest in Jurl and up to a 15% profits interest in Jurl's interest in Jurlique.

(2) 80.1% owned by Madison West Associates Corp. ("Madison West"), 11.3% owned by affiliates of Triarc and 8.6% owned by unaffiliated third parties.

(3) 24.3% owned by SEPSCO, LLC and 75.7% owned by Triarc.

(4) 50% owned by Triarc and 50% owned by SEPSCO, LLC.

(5) 99.7% capital interest owned by Triarc and 0.01% capital interest owned by Madison West.  Certain former members of management of Triarc have been granted an equity interest in Triarc Deerfield Holdings, LLC ("TDH") representing in the aggregate a 0.29% capital interest in TDH.